Exhibit 99.1
Investor Relations Contact:
Shanye Hudson, (510) 661-1600
shanye.hudson@seagate.com

Media Contact:
Karin Taylor, (408) 772-8279
karin.h.taylor@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL THIRD QUARTER 2026 FINANCIAL RESULTS
Fiscal Q3 2026 Highlights
▪Revenue of $3.11 billion
▪GAAP gross margin of 46.5%; non-GAAP gross margin of 47.0%
▪GAAP diluted earnings per share (EPS) of $3.27; non-GAAP diluted EPS of $4.10
▪Cash flow from operations of $1.1 billion and free cash flow of $953 million
▪Retired $641 million in debt and returned $191 million to shareholders through dividends and share repurchases

Singapore – April 29, 2026 - Seagate Technology Holdings plc (NASDAQ: STX) (the “Company” or “Seagate”), a leading innovator of mass-capacity data storage, today reported financial results for its fiscal third quarter ended April 3, 2026.

“Seagate delivered outstanding March quarter results, exceeding the high end of our revenue and EPS guidance, achieving record margin performance, and generating close to $1 billion in free cash flow,” said Dave Mosley, Seagate’s chair and chief executive officer.
“We believe Seagate is entering a new era of structural growth as AI applications amplify data creation and support sustained storage demand. Our areal density-driven product strategy enables us to deliver higher-capacity, energy- and capital-efficient storage at scale. Through disciplined execution, we are strategically positioned to capture these opportunities, and drive profitable growth and long-term value creation,” Mosley concluded.
Quarterly Financial Results

	GAAP		Non-GAAP
	FQ3 2026	FQ3 2025	FQ3 2026	FQ3 2025
Revenue ($M)	$3,112	$2,160	$3,112	$2,160
Gross Margin	46.5%	35.2%	47.0%	36.2%
Operating Margin	32.1%	20.0%	37.5%	23.5%
Net Income ($M)	$748	$340	$934	$407
Diluted Earnings Per Share	$3.27	$1.57	$4.10	$1.90
For definitions and a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.
During the fiscal third quarter, the Company generated $1.1 billion in cash flow from operations and $953 million in free cash flow. Seagate’s balance sheet remains healthy, and during the fiscal third quarter, the Company retired approximately $641 million in debt and returned $191 million to shareholders through dividends and share repurchases. As of the end of the quarter, cash and cash equivalents totaled $1.1 billion, and there were 224 million ordinary shares issued and outstanding.
Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investor Relations website at investors.seagate.com.

Quarterly Cash Dividend
The Board of Directors of the Company (the “Board”) declared a quarterly cash dividend of $0.74 per share, which will be payable on July 7, 2026 to shareholders of record as of the close of business on June 24, 2026. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Business Outlook
The business outlook for the fiscal fourth quarter 2026 is based on our current assumptions and expectations; actual results may differ materially as a result of, among other things, the important factors discussed in the Cautionary Note Regarding Forward-Looking Statements section of this release.

The Company is providing the following guidance for its fiscal fourth quarter 2026:
•Revenue of $3.45 billion, plus or minus $100 million
•Non-GAAP diluted EPS of $5.00, plus or minus $0.20

Our fiscal fourth quarter guidance includes:
•The estimated net dilutive impact from the Exchangeable Senior Notes due 2028; and
•Minimal expected impact from global tariff policies and/or the current conflict in the Middle East as of the date of this release.

Guidance regarding non-GAAP diluted EPS excludes known pre-tax charges related to estimated share-based compensation expenses of $0.23 per share.

We have not reconciled our non-GAAP diluted EPS guidance for fiscal fourth quarter 2026 to the most directly comparable GAAP measure, other than estimated share-based compensation expenses, because material items that may impact these measures are out of our control and/or cannot be reasonably predicted, including, but not limited to, net (gain) loss from debt transactions, strategic investment losses (gains) or impairment charges, income tax adjustments on these measures, and other charges or benefits that may arise. The amounts of these measures are not currently available but may be material to future results. A reconciliation of our historical non-GAAP financial measures to their nearest GAAP equivalent is contained in this release.

Investor Communications
Seagate management will hold a public webcast at 2:00 PM PT / 5:00 PM ET on April 28, 2026 that can be accessed on its Investor Relations website at investors.seagate.com.

An archived audio webcast of this event will be available on Seagate’s Investor Relations website at investors.seagate.com shortly following the event conclusion.

About Seagate Technology
Seagate (NASDAQ: STX) is a pioneer in mass-capacity data storage, accelerating ability to harness the full value of data. Our portfolio of advanced storage solutions helps hyperscale cloud providers, enterprises, and consumers protect, create and manage the data that powers their transformation and growth. For more than 45 years, Seagate has driven breakthrough innovations that bring sustainable, high-performance storage to the world at-scale. Learn more at www.seagate.com, and follow us on LinkedIn, YouTube,  X and Facebook.

© 2026 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology, and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements
This press release and our other communications regarding our quarterly financial results contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the Company’s plans, programs, strategies, prospects, and opportunities; financial outlook for future periods, including the fiscal fourth quarter 2026; expectations regarding our ability to service debt and continue to generate free cash flow; expectations regarding our ability to make timely quarterly payments under the settlement agreement with the U.S. Department of Commerce’s Bureau of Industry and Security; expectations regarding logistical, macroeconomic, or other factors affecting the Company, including uncertainty related to tariffs, trade restrictions, or evolving global trade policy; expectations regarding market demand for the Company’s products, our visibility into such demand and our ability to optimize our level of production and meet market and industry expectations and the effects of these future trends on Company’s financial and operational performance, including our ability to deliver profitable growth; anticipated shifts in technology and storage industry trends, and anticipated demand and performance of new storage product introductions, including HAMR-based Mozaic products; our ability to successfully integrate acquisitions with our existing business; and expectations regarding the Company’s business strategy and performance, as well as dividend issuance plans for the fiscal quarter ending July 3, 2026 and beyond. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to various uncertainties and risks that could cause our actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest periodic report on Form 10-Q or Form 10-K filed with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

The inclusion of Seagate’s website addresses in this press release are provided for convenience only. The information contained in, or that can be accessed through, Seagate’s websites and social media channels are not part of this press release.

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	April 3, 2026	June 27, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,146	$891
Accounts receivable, net	1,197	959
Inventories, net	1,530	1,440
Other current assets	426	363
Total current assets	4,299	3,653
Property, equipment and leasehold improvements, net	1,852	1,657
Goodwill	1,221	1,221
Deferred income taxes	1,099	1,066
Other assets, net	421	426
Total Assets	$8,892	$8,023
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,694	$1,604
Accrued employee compensation	308	352
Accrued warranty	70	60
Current portion of long-term debt	398	—
Accrued expenses	771	632
Total current liabilities	3,241	2,648
Long-term accrued warranty	109	77
Other non-current liabilities	982	756
Long-term debt, less current portion	3,465	4,995
Total Liabilities	7,797	8,476
Total Shareholders’ Equity (Deficit)	1,095	(453)
Total Liabilities and Shareholders’ Equity (Deficit)	$8,892	$8,023

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	April 3, 2026	March 28, 2025	April 3, 2026	March 28, 2025
Revenue	$3,112	$2,160	$8,566	$6,653

Cost of revenue	1,665	1,400	4,906	4,367
Product development	194	180	567	545
Marketing and administrative	143	139	430	407
Legal settlement	105	—	105	—
Restructuring and other, net	7	10	23	12
Total operating expenses	2,114	1,729	6,031	5,331

Income from operations	998	431	2,535	1,322

Interest income	6	4	20	19
Interest expense	(68)	(77)	(220)	(246)
Net loss from debt transactions	(69)	(4)	(141)	(4)
Other, net	(3)	1	(9)	(70)
Other expense, net	(134)	(76)	(350)	(301)

Income before income taxes	864	355	2,185	1,021
Provision for income taxes	116	15	295	40
Net income	$748	$340	$1,890	$981

Net income per share:
Basic	$3.38	$1.60	$8.71	$4.65
Diluted	$3.27	$1.57	$8.29	$4.52
Number of shares used in per share calculations:
Basic	221	212	217	211
Diluted	229	216	228	217

Cash dividends declared per ordinary share	$0.74	$0.72	$2.20	$2.14

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	For the Nine Months Ended
	April 3, 2026	March 28, 2025
OPERATING ACTIVITIES
Net income	$1,890	$981
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	206	190
Share-based compensation	159	141
Net loss from debt transactions	141	4
Deferred income taxes	(33)	8
Other non-cash operating activities, net	44	109
Changes in operating assets and liabilities:
Accounts receivable, net	(238)	(193)
Inventories, net	(90)	(233)
Accounts payable	89	(331)
Accrued employee compensation	(62)	116
Accrued expenses, income taxes and warranty	346	(117)
Other assets and liabilities	(83)	(100)
Net cash provided by operating activities	2,369	575
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(382)	(182)
Proceeds from the sale of assets	—	1
Purchases of investments	(2)	—
Proceeds from sale of investments	—	10
Proceeds from business divestiture	15	25
Net cash used in investing activities	(369)	(146)
FINANCING ACTIVITIES
Redemption and repurchase of debt	(1,142)	(531)
Dividends to shareholders	(468)	(447)
Taxes paid related to net share settlement of equity awards	(111)	(44)
Repurchases of ordinary shares	(59)	—
Proceeds from issuance of ordinary shares under employee stock plans	54	56
Other financing activities, net	(20)	(7)
Net cash used in financing activities	(1,746)	(973)
Increase (decrease) in cash, cash equivalents and restricted cash	254	(544)
Cash, cash equivalents and restricted cash at the beginning of the period	893	1,360
Cash, cash equivalents and restricted cash at the end of the period	$1,147	$816

Use of non-GAAP financial information

The Company uses non-GAAP measures of gross profit, gross margin, operating expenses, income from operations, operating margin, net income, diluted EPS, free cash flow, EBITDA, adjusted EBITDA and last twelve months adjusted EBITDA, which are adjusted from results based on GAAP to exclude certain benefits, expenses, gains and losses. These non-GAAP financial measures are used by management to evaluate the business and provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to investors as these non-GAAP results exclude certain benefits, expenses, gains and losses that the Company believes are not part of the Company's ongoing operations and not indicative of its core operating results.
These non-GAAP financial measures are some of the measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute or replacement for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts, gross margin and operating margin)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	April 3, 2026	March 28, 2025	April 3, 2026	March 28, 2025
GAAP Gross Profit	$1,447	$760	$3,660	$2,286
Amortization of acquired intangible assets	2	—	7	—
Purchase order cancellation fees	—	(3)	—	(4)
Restructuring and other, net[1]	—	10	—	10
Share-based compensation	14	14	41	37
Non-GAAP Gross Profit	$1,463	$781	$3,708	$2,329

GAAP Gross Margin	46.5%	35.2%	42.7%	34.4%
Non-GAAP Gross Margin	47.0%	36.2%	43.3%	35.0%

GAAP Operating Expenses	$449	$329	$1,125	$964
Acquisition-related charges	—	(5)	(1)	(5)
Legal settlement	(105)	—	(105)	—
Restructuring and other, net[1]	(7)	(10)	(23)	(12)
Share-based compensation	(40)	(40)	(118)	(104)
Other charges	(1)	—	(1)	(1)
Non-GAAP Operating Expenses	$296	$274	$877	$842

GAAP Income From Operations	$998	$431	$2,535	$1,322
Acquisition-related charges	—	5	1	5
Amortization of acquired intangible assets	2	—	7	—
Legal settlement	105	—	105	—
Purchase order cancellation fees	—	(3)	—	(4)
Restructuring and other, net[1]	7	20	23	22
Share-based compensation	54	54	159	141
Other charges	1	—	1	1
Non-GAAP Income From Operations	$1,167	$507	$2,831	$1,487

GAAP Operating Margin	32.1%	20.0%	29.6%	19.9%
Non-GAAP Operating Margin	37.5%	23.5%	33.0%	22.4%

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts, gross margin and operating margin)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	April 3, 2026	March 28, 2025	April 3, 2026	March 28, 2025
GAAP Net Income	$748	$340	$1,890	$981
Acquisition-related charges	—	5	1	5
Amortization of acquired intangible assets	2	—	7	—
Legal settlement	105	—	105	—
Net loss (gain) from business divestiture	3	(8)	3	(8)
Net loss from debt transactions	69	4	141	4
Purchase order cancellation fees	—	(3)	—	(4)
Restructuring and other, net[1]	7	20	23	22
Share-based compensation	54	54	159	141
Strategic investment losses or impairment charges	—	—	—	53
Other charges	1	—	1	1
Income tax adjustments	(55)	(5)	(111)	(18)
Non-GAAP Net Income	$934	$407	$2,219	$1,177

GAAP Diluted Net Income Per Share	$3.27	$1.57	$8.29	$4.52
Acquisition-related charges	—	0.02	—	0.02
Amortization of acquired intangible assets	0.01	—	0.03	—
Legal settlement	0.46	—	0.46	—
Net loss (gain) from business divestiture	0.01	(0.04)	0.01	(0.04)
Net loss from debt transactions	0.30	0.02	0.62	0.02
Purchase order cancellation fees	—	(0.01)	—	(0.02)
Restructuring and other, net[1]	0.03	0.09	0.10	0.10
Share-based compensation	0.24	0.25	0.70	0.65
Strategic investment losses or impairment charges	—	—	—	0.24
Other charges	—	—	—	—
Income tax adjustments	(0.24)	(0.02)	(0.49)	(0.08)
Non-GAAP diluted share count adjustments[2]	0.02	0.02	0.09	0.12
Non-GAAP Diluted Net Income Per Share[2]	$4.10	$1.90	$9.81	$5.53

Shares Used In Diluted Net Income Per Share Calculation
GAAP	229	216	228	217
Non-GAAP diluted share count adjustments[2]	(1)	(2)	(2)	(4)
Non-GAAP	228	214	226	213

GAAP Net Cash Provided by Operating Activities	$1,114	$259	$2,369	$575
Acquisition of property, equipment and leasehold improvements	(161)	(43)	(382)	(182)
Free Cash Flow	$953	$216	$1,987	$393

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions)
(Unaudited)

	For the Three Months Ended
	April 3, 2026	January 2, 2026	October 3, 2025	June 27, 2025	Last Twelve Months
GAAP Net Income	$748	$593	$549	$488	$2,378
Depreciation and amortization	66	68	72	61	267
Interest expense	68	72	80	75	295
Interest income	(6)	(7)	(7)	(6)	(26)
Income tax expense	116	114	65	4	299
Non-GAAP EBITDA	992	840	759	622	3,213

Acquisition-related charges	—	—	1	2	3
Legal settlement	105	—	—	—	105
Net loss from business divestiture	3	—	—	—	3
Net loss from debt transactions	69	66	6	3	144
Purchase order cancellation fees	—	—	—	(5)	(5)
Restructuring and other, net	7	3	13	16	39
Share-based compensation	54	53	52	59	218
Other charges	1	—	—	—	1
Non-GAAP Adjusted EBITDA	$1,231	$962	$831	$697	$3,721

1 The Company recorded $20 million of restructuring charges in the three months ended March 28, 2025, of which $10 million was recorded to Cost of revenue and $10 million was recorded to Restructuring and other, net, within Operating expenses.
2 For the three and nine months ended April 3, 2026, and the three and nine months ended March 28, 2025, using the if-converted method, approximately 4 million, 7 million, 2 million and 4 million shares, respectively, are issuable upon conversion of our 2028 exchangeable senior notes. These dilutive effects are expected to be offset partially by the capped call transactions and are excluded from non-GAAP shares used in diluted net income per share calculation.

The Company’s Non-GAAP measures are adjusted for the following items:
Acquisition-related charges
Acquisition-related charges are primarily related to transaction and integration costs. These expenses are excluded in the non-GAAP measures due to the inconsistency in amount and frequency, and they are not normal operating expenses or indicative of the Company's operating performance. Exclusion of these amounts provides a supplemental view of the Company's operating performance to investors to enable them to evaluate the Company's current operating performance compared to the past periods' operating performance.
Amortization of acquired intangible assets
The Company records expense from amortization of intangible assets that were acquired in connection with its business combinations over their estimated useful lives. Such charges are inconsistent in size and are significantly impacted by the timing and magnitude of the Company’s acquisitions. Consequently, the Company excludes these amounts to provide a supplemental view to investors to evaluate the Company's current operating performance compared to the past periods' operating performance.
Legal settlement
From time to time, the Company incurs charges related to the settlement of litigation matters. These charges are inconsistent in amount and frequency and are excluded from the Company’s non‑GAAP measures to provide a supplemental view to investors to evaluate the Company's current operating performance compared to the past periods' operating performance.
Net gain/loss from business divestiture
From time to time, the Company records net gains or losses from the sale of businesses. These net gains are excluded in the non-GAAP measures because they are not indicative of the Company's operating performance. The Company excludes these amounts to provide a supplemental view to investors to evaluate the Company's current operating performance compared to the past periods' operating performance.
Net gain/loss from debt transactions
From time to time, the Company incurs gains, losses and fees from the early redemption and repurchase of certain long-term debt instruments. The amount of these charges may be inconsistent in size and varies depending on the timing of the early redemption of debt. The Company does not believe these are part of its normal operating performance. Exclusion of these amounts provides a supplemental view of the Company's operating performance to investors to enable them to evaluate the Company's current operating performance compared to the past periods' operating performance.
Purchase order cancellation fees
Purchase order cancellation fees are the costs incurred to cancel certain purchase commitments made with the Company's suppliers for component and equipment purchases that will not be received due to change in forecasted demand. These charges and subsequent credits received are inconsistent in amount and frequency. The Company does not believe these are part of its normal operating expenses. Exclusion of these amounts provides a supplemental view to investors to evaluate the Company's current operating performance compared to the past periods’ operating performance.
Restructuring and other, net
Restructuring and other, net are costs associated with restructuring plans that are primarily related to costs associated with reduction in the Company’s workforce, exiting certain facilities, inventory write down related to discontinued product lines and other related costs, as well as charges or gains from sale of properties. These costs or benefits do not reflect the Company’s normal or ongoing operating performance and consequently the Company excludes these expenses to provide a supplemental view to investors to evaluate the Company's current operating performance compared to the past periods’ operating performance.
Share-based compensation
These expenses consist primarily of expenses for employee share-based compensation. Given the variety of equity awards used by companies, the varying methodologies for determining share-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding share-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the Company’s peers, a majority of whom also exclude share-based compensation expense from their non-GAAP results.
Strategic investment gains, losses and impairment charges
From time to time, the Company incurs gains, losses or impairment charges from strategic investments that are measured and accounted at fair value, under the equity method of accounting, as available-for-sale debt securities or adjust for downward or upward adjustments to the carrying value under the measurement alternative if an impairment or observable price adjustment is recognized in the current period that are not considered normal operating expenses or gains. The resulting expense, gain or impairment loss is inconsistent in amount and frequency and the Company excludes these amounts to provide a supplemental view to investors to evaluate the Company's current operating performance compared to the past periods’ operating performance.

Other charges
The other charges primarily include IT transformation costs. These charges are inconsistent in amount and frequency and are excluded to provide a supplemental view to investors to evaluate the Company's current operating performance compared to past periods’ operating performance.
Income tax adjustments
Seagate utilizes a projected annual non-GAAP income tax rate to determine its non-GAAP income taxes. The annual non-GAAP tax rate is based on considerations such as its current tax structure, projected tax positions and impacts from key legislation implemented in various jurisdictions but excludes the tax effects of pre-tax non-GAAP adjustments and other significant non-recurring income tax items. The Company believes applying the non-GAAP tax rate provides consistency across the interim reporting periods and reduces the effects of items not directly related to its operating structure that can vary in size and frequency. The non-GAAP income tax rate could be subject to change for a variety of reasons, including significant changes in tax laws. The Company will re-evaluate periodically its non-GAAP tax rate and may adjust as appropriate. For fiscal year 2026, the Company uses a projected non-GAAP income tax rate of 15.5%.
Non-GAAP diluted share count adjustments
Using the if-converted method, diluted net income per share is calculated assuming that the excess value above the principal of the 2028 exchangeable notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. Non-GAAP shares used in diluted net income per share calculation excluded certain dilutive shares, which are expected to be offset partially by the capped call transactions entered by the Company in conjunction with our 2028 exchangeable senior notes in order to reduce the potential dilution to the Company’s ordinary shares upon the conversion.
Free cash flow
Free cash flow is a non-GAAP measure defined as net cash provided by operating activities less acquisition of property, equipment and leasehold improvements. Free cash flow does not reflect non-cash items, net cash used or provided by financing activities and net cash used or provided by investing activities, other than acquisition of property, equipment and leasehold improvements. This non-GAAP financial measure is used by management to assess the Company's sources of liquidity, capital structure and operating performance.
EBITDA, adjusted EBITDA and last twelve months (LTM) adjusted EBITDA
EBITDA is defined as net income before income tax expense, interest expense, interest income, depreciation and amortization. Adjusted EBITDA excludes certain expenses, gains and losses that the Company believes are not indicative of its core operating results. These adjustments primarily include impairment and other charges related to cost saving efforts, net loss (gain) from debt transactions, net loss (gain) from business divestiture, purchase order cancellation fees, restructuring and other, net, share-based compensation, strategic investment losses or impairment charges, other extraordinary charges such as factory underutilization charges. LTM adjusted EBITDA is defined as the total of last twelve months adjusted EBITDA. These non-GAAP financial measures are used by management to evaluate the Company’s debt portfolio and structure to comply with its financial debt covenants.